UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 4, 2017

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2017, Tangoe, Inc. (the “Company”) received a letter (the “Letter”) from the Staff of the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that the Company’s common stock is subject to delisting from Nasdaq as a result of the Company not holding an annual meeting of stockholders during the year ended December 31, 2016.  Under Nasdaq Listing Rule 5620(a), the Company was required to hold an annual meeting of stockholders no later than December 31, 2016.

As previously disclosed, the Company is also not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “Commission”).  On January 3, 2017, the Company announced that it had informed Nasdaq on December 30, 2016 that the Company had determined that it is unlikely that the Company will meet the deadline of March 10, 2017 to complete its ongoing restatement of the Company’s financial statements for the years 2013 and 2014 and the first three quarters of 2015 in order to regain compliance with Rule 5250(c)(1) and continue the listing of the Company’s common stock on Nasdaq, and that the Company had requested that Nasdaq permit the Company’s common stock to continue to be traded on Nasdaq through March 10, 2017, notwithstanding the Company’s expectation that it will likely not be able to regain compliance with Rule 5250(c)(1) by that date.  Nasdaq has not yet responded to the Company’s December 30, 2016 request, however the Letter indicated that the Nasdaq Hearings Panel would consider the Company’s additional non-compliance with Nasdaq Listing Rule 5620(a) in its decision regarding the Company’s continued listing and requested that the Company present its views with respect to this additional deficiency to the Nasdaq Hearings Panel by January 11, 2017.

The Company intends to timely submit a response to the Nasdaq Hearings Panel, including a continued request that the Company’s common stock be permitted to trade on Nasdaq through March 10, 2017.  Nevertheless, as a result of the Company’s non-compliance with Nasdaq’s listing rules, Nasdaq may determine to suspend the Company’s common stock from trading on Nasdaq at any time and delist the Company’s common stock ten days after Nasdaq’s filing of Form 25-NSE with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: January 10, 2016	By: :	/s/ Jay Zager

Jay Zager
Chief Financial Officer